Exhibit 99.1

For Immediate Release	Kronos Contact:	Paul Lacy

(978) 947-4944

placy@kronos.com

KRONOS® REPORTS FIRST QUARTER FISCAL 2006 RESULTS

Revenue and Earnings In Line With Updated Guidance

CHELMSFORD, Mass., Jan. 30, 2006 — Kronos® Incorporated (Nasdaq: KRON) today reported GAAP revenue for the first quarter of Fiscal 2006 of $127.9 million compared to $118.3 million for the same period a year ago. Non-GAAP revenue for the first quarter of Fiscal 2006 was $129.5 million, compared to $119.9 million for the same period a year ago. Non-GAAP revenue excludes certain business combination accounting adjustments.

GAAP net income for the first quarter of Fiscal 2006 was $6.2 million, or $0.19 per diluted share compared to $10.7 million, or $0.33 per diluted share, for the same period a year ago. First-quarter Fiscal 2006 GAAP earnings include a charge of $0.08 per diluted shared for stock-based compensation, which is not reflected in the previous year’s first-quarter earnings. Non-GAAP net income for the first quarter of Fiscal 2006 was $11.0 million, or $0.34 per diluted share, compared to $12.5 million, or $0.38 per diluted share, for the same period a year ago. Non-GAAP earnings exclude the impact of stock-based compensation charges, amortization of intangible assets, certain business combination accounting adjustments, and net tax benefits.

The complete reconciliation between GAAP and non-GAAP results, along with the reasons for the presentation of non-GAAP financial measures, is provided in a table following the text of this press release that is entitled "Non-GAAP Condensed Consolidated Statements of Income".

Kronos’ first-quarter results mark the company’s 104th consecutive quarter of year-over-year revenue growth and 75th consecutive quarter of profitability, continuing one of the longest records of growth and profitability in the software industry (Note 1).

Total deferred maintenance, professional services, and product revenue on the balance sheet at the end of the first quarter of Fiscal 2006 totaled $145.6 million. In addition to this deferred revenue, Kronos has a backlog of uncommitted professional services engagements of approximately $50 million.

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Kronos exited the first quarter of Fiscal 2006 with $155.5 million in cash and investments and no debt. During the first quarter, Kronos repurchased 141,750 shares of common stock for $6.4 million, and made payments on acquisitions of $2.0 million.

“While we were disappointed with our results this quarter, we’ve concluded from a careful review of the business that our new products are being well-received, there’s solid demand in all our target markets, and the organization is stronger than ever,” said Kronos Chief Executive Officer Aron Ain. “Most important, our discussions with customers, industry analysts, and our sales team, in conjunction with a deal-by-deal analysis of the pipeline, continue to validate Kronos’ growing market opportunity and competitive strength. We’re confident that we are well-positioned to capitalize on the increasing emphasis that organizations are placing on solutions to better manage their workforce, and remain optimistic about our prospects for growth in Fiscal 2006.”

First-Quarter Highlights

•

Leadership in the retail market — Retailers continue to turn to Kronos more than any other vendor in order to achieve a competitive advantage by optimizing their workforce. Today, retailers representing more than 50,000 stores and more than 1.8 million employees around the world utilize Kronos’ centralized enterprise solutions. Industry thought leaders continue to report on Kronos’ strength in retail workforce management:

•

AMR Research in its Oct. 28, 2005 alert, Kronos Looks to Demand-Driven Workforce Management for Growth, stated, “Kronos released its optimized scheduling functionality within the Kronos for Retail suite in the fall of 2004, and has closed more deals in the past year than any competitor.”

•	Gartner, Inc. has rated Kronos the highest possible rating in its recent research report, MarketScope for Retail Time and Labor Applications 2H05, published on Jan. 20, 2006.
•

Mid-market traction —Momentum in the mid-market continued to build as the company saw increasing demand for Kronos Essentials™, bundled solutions designed to meet the unique needs of mid-size organizations. Comprised of targeted products and remotely-delivered services, the Essentials programs enable mid-market customers to realize significant benefits from Kronos’ time and labor and HRMS solutions in a quick and cost-effective manner. In addition, the company has been very successful attracting new name customers in the mid-market, validating Kronos as the clear choice for organizations of all sizes.

•	Notable customer wins across target vertical markets — Notable wins during the quarter included:
•

CNF, a $4 billion transportation industry leader, purchased the Workforce Central® suite for 20,000 employees at more than 350 locations. This customer was attracted to the ease of use of Kronos solutions and to the company’s low-risk, high-value reputation.

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•

The large fruit grower-owned cooperative, Tree Top, became a new mid-market customer this quarter with its purchase of the human resources, payroll, scheduling, and time and labor applications within the Workforce Central suite. The company selected Kronos because of its superior product and service capabilities and its market leadership.

•

Carondelet Health Network, an Ascension Health Ministry and existing Kronos time and labor customer, purchased 5,000 licenses of Workforce Scheduler™. The tight integration between the scheduling and the time and labor products in the Kronos for Healthcare solution was the deciding factor in this competitive win. The Health Network will utilize the integrated system to enable increased employee self-service through shift swapping and self-scheduling.

Outlook

“With respect to guidance, we expect to report GAAP revenue in the range of $136-139 million for the second quarter and $573-583 million for Fiscal Year 2006. Excluding certain business combination accounting adjustments, we expect to report non-GAAP revenue in the range of $137-140 million for the second quarter, and $577-587 million for Fiscal Year 2006. We expect to report GAAP net income per diluted share in the range of $0.24-0.27 for the second quarter and $1.32-1.40 for Fiscal Year 2006. Excluding the impact of stock-based compensation charges, amortization of intangible assets, certain business combination accounting adjustments, and net tax benefits, we expect to report non-GAAP net income per diluted share for the second quarter in the range of $0.39-0.42 and $1.90-1.98 for Fiscal Year 2006,” concluded Ain.

Conference Call Webcast

Kronos senior management plans to review its first-quarter Fiscal 2006 results during a conference call today beginning at 4:30 p.m. Eastern. The conference call will be webcast live at http://www.kronos.com/invest and will be available for replay purposes.

About Kronos Incorporated

Kronos Incorporated is the most trusted name in workforce management. Kronos helps organizations staff, develop, deploy, track, and reward their workforce, resulting in reduced costs, increased productivity, better decision-making, improved employee satisfaction, and alignment with organizational objectives. More than 20 million people use a Kronos solution every day. Learn more about Kronos’ high-impact enterprise solutions at www.kronos.com.

Safe Harbor Statement

This press release contains statements about the business prospects and estimates of Kronos’ financial results for future periods that are forward-looking statements that involve a number of risks and uncertainties, including the performance estimates and statements relating to earnings and revenue growth and profitability, the ability to close potential product sales transactions, the ability to realize revenues from the sales pipeline and backlog, market acceptance of our new products and enhancements, including those formerly offered by AD OPT Technologies, our ability to monitor and manage discretionary costs, growth in the market for our products and within the economy generally, and potential acquisitions. These statements are based on management’s expectations of future events as of the date of this press release, and Kronos assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

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Actual results could differ materially from management’s expectations. Among the important factors that could cause actual operating results to differ materially from those indicated by such forward-looking statements are delays in product development, including enhancements to existing products, product performance issues, competitive pressures, general economic conditions, possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangement and the risk factors detailed in the company’s Annual Report on Form 10-K filed with the SEC on December 9, 2005 and its quarterly report on Form 10-Q filed with the SEC on August 11, 2005. The timing of the release of new products or product enhancements will take place if and when available and at the sole discretion of Kronos.

Note 1: Excluding a one-time special charge in the second quarter of Fiscal 2001.

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© 2006 Kronos Incorporated. Kronos, the Kronos logo, and Workforce Central are registered trademarks, and Workforce Scheduler and Essentials are trademarks of Kronos Incorporated or a related company. The MarketScope is copyrighted 1/20/06 by Gartner, Inc. and is reused with permission. The MarketScope is an evaluation of a marketplace at and for a specific time period. It depicts Gartner's analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the MarketScope, and does not advise technology users to select only those vendors with the highest rating. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. All other product and company names mentioned in this press release are used for identification purposes only and may be trademarks of their respective owners.

KRONOS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
UNAUDITED

	Three Month Ended
	December 31, 2005	January 1, 2005
Net revenues:
Product	$47,987	$53,266
Maintenance	46,246	38,668
Professional services	33,710	26,342

	127,943	118,276
Cost of sales:
Costs of product	10,586	11,373
Costs of maintenance and professional services	43,945	34,692

	54,531	46,065

Gross profit	73,412	72,211
Operating expenses and other income:
Sales and marketing	38,772	35,862
Engineering, research and development	13,013	12,789
General and administrative	11,977	8,446
Amortization of intangible assets	1,542	1,096
Other income, net	(1,508)	(1,702)

	63,796	56,491
Income before income taxes	9,616	15,720
Provision for income taxes	3,392	5,062

Net income	$6,224	$10,658

Net income per common share:
Basic	$0.20	$0.34

Diluted	$0.19	$0.33

Weighted-average common shares outstanding:
Basic	31,789,546	31,571,549

Diluted	32,271,154	32,597,574

KRONOS INCORPORATED
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
UNAUDITED

	Three Months Ended
	December 31, 2005				January 1, 2005				Non-GAAP (1)
	Reported	Stock-Based Comp	Other Adjustments	Non-GAAP (1)	Reported	Stock-Based Comp	Other Adjustments	Non-GAAP (1)	% Increase (Decrease) in US$
Net revenues:
Product (2)	$47,987	—	—	$47,987	$53,266	—	802	$54,068	-11%
Maintenance (2)	46,246	—	1,331	47,577	38,668	—	794	39,462	21%
Professional services (2)	33,710	—	269	33,979	26,342	—	—	26,342	29%

	127,943	—	1,600	129,543	118,276	—	1,596	119,872	8%
Cost of sales:
Costs of product (3), (4)	10,586	(82)	(199)	10,305	11,373	—	—	11,373	-9%
Costs of maintenance and professional services (3)	43,945	(819)	—	43,126	34,692	—	—	34,692	24%

	54,531	(901)	(199)	53,431	46,065	—	—	46,065	16%

Gross profit	73,412	901	1,799	76,112	72,211	—	1,596	73,807	3%
Operating expenses and other income:
Sales and marketing (3)	38,772	(1,256)	—	37,516	35,862	—	—	35,862	5%
Engineering, research and development (3)	13,013	(783)	—	12,230	12,789	—	—	12,789	-4%
General and administrative (3)	11,977	(974)	—	11,003	8,446	—	—	8,446	30%
Amortization of intangible assets (4)	1,542	—	(1,542)	—	1,096	—	(1,096)	—	*
Other income, net	(1,508)	—	—	(1,508)	(1,702)	—	—	(1,702)	-11%

	63,796	(3,013)	(1,542)	59,241	56,491	—	(1,096)	55,395	7%

Income before income taxes	9,616	3,914	3,341	16,871	15,720	—	2,692	18,412	-8%
Provision for income taxes	3,392	1,252	1,178	5,822	5,062	—	867	5,929	-2%

Net income	$6,224	$2,662	$2,163	$11,049	$10,658	—	$1,825	$12,483	-11%

Net income per common share:
Basic	$0.20	—	—	$0.35	$0.34	—	—	$0.40	-12%

Diluted	$0.19	—	—	$0.34	$0.33	—	—	$0.38	-11%

Weighted-average common shares outstanding:
Basic	31,789,546	—	—	31,789,546	31,571,549	—	—	31,571,549
Diluted	32,271,154	—	—	32,271,154	32,597,574	—	—	32,597,574

(1)

To supplement our financial results presented on a GAAP basis, we use non-GAAP measures of revenue, net income and diluted earnings per share. Kronos’ management uses these non-GAAP financial measures to gain an understanding of its comparative operating performance (when comparing such results to previous periods or forecasts), future prospects and to its peers. These non-GAAP financial measures are also used by Kronos’ management in their financial and operating decision-making because management believes they reflect the underlying economics of Kronos’ ongoing business in a manner that allows meaningful period-to-period comparisons. Such comparisons may be more meaningful because operating results presented under GAAP may include, from time to time, items that are not necessarily relevant to understand Kronos’ business. Kronos’ management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Kronos’ current operating performance and future prospects in the same manner as management does if they so choose. These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that impact Kronos’ operations. Management compensates for these limitations by also considering Kronos’ financial results as determined in accordance with GAAP. Specifically, on both a historic and a forward-looking basis, these non-GAAP measures exclude:

•

Revenue adjustments associated with the application of business combination accounting rules because they aren’t relevant to the ongoing operation of the company. We estimated the fair value of support obligations and implementation consulting obligations assumed in connection with business acquisitions made during fiscal 2005 and the first quarter of fiscal 2006. Due to our application of business combination accounting rules, product, maintenance and professional services revenues related to contractual obligations assumed in business acquisitions which would have been otherwise recorded by the acquired entities, were not recognized as revenue by Kronos during those three month periods. To the extent that customers renew maintenance contracts and purchase additional professional services over the next year, we will recognize revenue for the full contract value over the support period, or the full value of the services as delivered in accordance with our revenue recognition policy.

•

Expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 3 to 12 years. Exclusion of the amortization expense reported in Costs of product and Operating expenses allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•

Expense associated with stock based compensation because the Company believes that available valuation methodologies and assumptions related to employee stock options may result in estimates of option values that are misleading in the comparison of the Company’s financial results to previous periods or to those of the Company’s competitors and do not provide meaningful insight into the Company’s ongoing operations.

(2)

Represents revenue adjustments in the amount of approximately $1.6 million in both the first quarter ended December 31, 2005 and January 1, 2005, due to the application of business combination accounting rules.

(3)	Represents stock based compensation expenses in the amount of approximately $3.9 million recognized in the first quarter ended December 31, 2005 in accordance with FAS123(R).

(4)

Represents amortization of intangible assets in the amount of approximately $1.7 million and approximately $1.1 million in the first quarter ended December 31, 2005 and January 1, 2005, respectively, acquired in connection with our business acquisitions.

KRONOS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
UNAUDITED

	December 31, 2005	September 30, 2005
ASSETS
Current assets:
Cash and equivalents	$54,385	$43,492
Marketable securities	43,514	37,078
Accounts receivable, less allowances of $10,620
at December 31, 2005 and $11,156 at September 30, 2005	106,172	120,746
Deferred income taxes	10,653	10,937
Other current assets	19,198	20,142

Total current assets	233,922	232,395
Marketable securities	57,562	59,865
Property, plant and equipment, net	55,944	56,158
Customer related intangible assets	30,968	31,085
Other intangible assets	15,193	15,818
Goodwill	147,139	142,665
Capitalized software, net	22,938	23,092
Other assets	17,960	18,348

Total assets	$581,626	$579,426

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,203	$9,013
Accrued compensation	43,468	43,379
Accrued expenses and other current liabilities	20,835	27,877
Deferred product revenues	4,161	3,938
Deferred professional service revenues	32,015	36,530
Deferred maintenance revenues	103,692	102,038

Total current liabilities	212,374	222,775
Deferred maintenance revenues	5,727	4,921
Deferred income taxes	15,261	15,261
Other liabilities	4,638	4,435
Shareholders' equity:
Preferred Stock, par value $1.00 per share: authorized 1,000,000 shares,
no shares issued and outstanding	—	—
Common Stock, par value $.01 per share: authorized 50,000,000 shares, 31,868,274 and
31,724,460 shares issued at December 31, 2005 and September 30, 2005, respectively	319	317
Additional paid-in capital	58,304	52,802
Retained earnings	284,219	277,995
Accumulated other comprehensive income:
Foreign currency translation	1,204	1,307
Net unrealized (loss) on available-for-sale investments	(420)	(387)

	784	920
Total shareholders' equity	343,626	332,034

Total liabilities and shareholders' equity	$581,626	$579,426